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                       SECOND AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This Second Amendment is made as of the 22nd day of February 2000, by and between LELAND P. MAXWELL ("Maxwell"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

         USA and Maxwell entered into an Employment And Non-Competition Agreement dated February 24, 1997, and a First Amendment thereto dated as of February 24, 1998 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments.

         A. Subparagraph (a) of Section 1. Employment of the

Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

            (a) USA shall employ Maxwell as Chief Financial Officer, Senior Vice President and Treasurer commencing on the date hereof and continuing through June 30, 2001 (the "Employment Period") and Maxwell hereby accepts such employment. Unless terminated by either party hereto upon at least 60- days notice prior to end of the original Employment Period ending June 30, 2001, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.

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         B. Subparagraph (a) of Section 2. Compensation and Benefits of the
Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:

            A. In consideration of his services rendered, commencing March 1, 2000, USA shall pay to Maxwell a base salary of $108,000 per year during the Employment Period, subject to any withholding required by law. Maxwell's base salary may be increased from time to time in the discretion of the Board of Directors.

         C. Subparagraph (b) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new subparagraph (b) is hereby substituted in its place:

            (b) (i) In addition to the base salary provided for in subparagraph
            (a), Maxwell shall be eligible to receive such bonus or bonuses as the Compensation Committee of the Board of Directors may, in their sole discretion, pay to Maxwell from time to time based upon his performance and/or the performance of USA. All awards in this regard may be made in cash or in Common Stock of USA ("Common Stock").

            (ii) As of the date of this Second Amendment, USA shall issue to Maxwell 12,500 shares of fully vested Common Stock as a bonus on account of calendar year 2000. Such shares of Common Stock shall be registered under the Securities Act of 1933, as amended ("Act"), pursuant to a Form S-8, at USA's cost and expense.

            (iii) Maxwell shall also be eligible to to receive, at the discretion of the Compensation Committee of the Board of Directors, an additional bonus for calendar year 2000 in an amount of up to 65% of his base salary. Such additional bonus shall be payable

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            in either cash or Common Stock in the discretion of the Compensation
            Committee. The amount of the bonus to be awarded to Mr. Maxwell shall be based upon the performance of the Company and/or Mr.
            Maxwell during calendar year 2000. The Company shall deliver to Mr. Maxwell any such bonus during January 2001. Any shares of Common Stock payable as part of any such bonus shall be registered under the Act pursuant to a Form S-8, at the Company's cost and expense.

         D. The following new subparagraph (d) is hereby added to Section 5. Business Secrets of the Agreement:

            (d) All documents, data, know-how, designs, products, ideas, equipment, inventions, names, devices, marketing information, method or means, materials, software programs, hardware, configurations, information, or any other materials or data of any kind developed by Maxwell on behalf of USA or at its direction or for USA's use, or otherwise devised, developed, created, or invented in connection with Maxwell's employment with USA or Maxwell's affiliation with USA, and whether before or after the date of this Agreement, are and shall remain the sole and exclusive property of USA, and Maxwell has and shall have no right or interest whatsoever thereto. Maxwell hereby renounces and disclaims the work-for-hire doctrine and acknowledges that all such rights to intellectual property shall belong exclusively to USA and not to Maxwell. Any and all rights of ownership in connection with any of the foregoing shall belong solely to USA, and all copyright, patent, trademark, or similar rights or interests shall be the sole and exclusive property of USA. Maxwell hereby assigns, transfers, and conveys to USA all of Maxwell's right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be required by USA at any time and with respect to any such invention, discovery, improvement, modification or other


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            intellectual property rights to confirm or evidence such assignment, transfer and conveyance. At USA's direction and request, Maxwell shall execute and deliver any and all forms, documents, or applications required under any applicable copyright, patent, trademark, or other law, rule or regulation.

         2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

         3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         4. Original Part. The amendments to the Agreement made in Paragraph 1 hereof shall be deemed to have been an original part of the Agreement and to have been effective from and after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                                     USA TECHNOLOGIES, INC.



                                                   By: /s/ George R. Jensen, Jr.
                                                       -------------------------
                                                       George R. Jensen, Jr.,
                                                       Chief Executive Officer

                                                       /s/ Leland P. Maxwell
                                                       -------------------------
                                                       LELAND P. MAXWELL

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